EXHIBIT 10.11


                            CANWEST ROYALTY AGREEMENT

DATED effective as of the 4th day of March, 2005.

BETWEEN: EARTH ENERGY RESOURCES INC., a body corporate incorporated under the laws of the Province of Alberta

                  ("Earth Energy")

                                     - and -

                  WEST PEAK VENTURES OF CANADA LTD., a body corporate incorporated under the laws of Canada
                  ("West Peak")

                                     - and -

                  CANWEST PETROLEUM CORPORATION, a body corporate incorporated under the laws of Colorado
                  ("Canwest")


      WHEREAS  Earth  Energy  and  West  Peak  have  entered  into  the  Licence
Agreement;

      AND WHEREAS West Peak has advised Earth Energy that it has assigned all of West Peak's right, title and interest in and to the License Agreement to Canwest;

      AND WHEREAS the parties wish to terminate the License Agreement, together with all rights, liabilities and obligations thereunder and replace the License Agreement with this Agreement.

      NOW THEREFORE IN CONSIDERATION of the covenants, agreements, representations, warranties and indemnities contained herein and other good and valuable consideration, the receipt and adequacy whereof is hereby acknowledged, the parties hereby agree as follows:

                                    ARTICLE 1
                                 INTERPRETATION

1.1   Definitions

In this Agreement the following words and terms shall have the indicated meanings and grammatical variations of such words and terms shall have responding meanings:

      (a) "Agreement" means this Canwest Royalty Agreement, together with the Schedules attached hereto and made part hereof, as the same may be amended, supplemented or otherwise modified from time to time;

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      (b)   "Affiliate"  means,  with respect to a party hereto,  an entity that has an "affiliation" (as defined in the Securities Act (Alberta), as amended from time to time) with such party;

      (c) "Business Day" means any day other than a day which is a Saturday, a Sunday, a statutory holiday or day on which banks in Calgary, Alberta are not generally open for business;

      (d) "Canwest Lands" means lands while the same are beneficially owned to a minimum of an undivided fifteen (15%) percent interest by Canwest or a then Affiliate of Canwest, and includes the lands set forth in Schedule "A" hereto, as amended from time to time;

      (e) "Catalyst" means the chemical formulation utilized for applications limited to the extraction of oil from surface mines tar sands and oil shale and soil reclamation, covered by patent applications: PCT CA04/001826 and Venezuela 0172/04, both filed on or about October 16, 2004, together with any Improvements thereto that:

            (i) Earth Energy commercially uses or makes available to other persons for commercial use (provided such Improvements have not been developed for such other persons on an exclusive basis); and

            (ii) are also appropriate for use in optimizing commercial production of oil from specific surface mines of tar sands or oil shale or soil reclamation that constitute part of the Canwest Lands;

      (f) "Catalyst Costs" means the actual cost to Earth Energy to acquire the raw components and process the Catalyst in question, plus a reasonable allocation of other costs and expenses associated with or attributable to such Catalyst and including:

            (i)   research and development costs;

            (ii)  overhead and general and administrative costs and expenses;

            (iii) advertising and marketing of the Catalyst;

            (iv)  transportation costs; and

            (v)   blending costs including labour;

      (g) "Central and South America" means the geographic territory encompassed by all countries and other jurisdictions in the Western Hemisphere south of the southernmost border of Mexico and for greater clarification not including any of the Caribbean Sea countries or territories;

      (h)   "Dispute" has the meaning attributed to it in Section 8.1;

      (i)   "Effective Date" means the date first above written;

      (j) "Equipment" means the equipment to be used as part of the Catalyst process, together with any Improvements thereto that:


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

            (i) Earth Energy commercially uses or makes available to other persons for commercial use (provided such equipment and/or Improvements have not been developed for such persons on an exclusive basis); and

            (ii) are also appropriate for use in optimizing commercial production of oil from specific surface mines of tar sands or oil shale or soil reclamation that constitute part of the Canwest Lands;

      (k) "Equipment Cost" means the cost to Earth Energy of acquiring, building and/or modifying, as the case may be, of any Equipment to be supplied to Canwest hereunder, plus twenty five (25%) per cent;

      (l) "Excluded Persons" means any four (4) entities and such entities Affiliates; such four (4) entities to be designated by Earth Energy at any time and from time to time during the Term;

      (m) "Excluded Persons Field of Use" means those types of commercial or business activities being carried out by each of the respective Excluded Persons as at the date such entity is designated as an Excluded Person hereunder;

      (n) "GAAP" means generally accepted accounting principles as prescribed, recommended or promulgated from time to time by the Canadian Institute of Chartered Accountants as contained in the CCIA Handbook which are applicable as at the date on which any calculation made hereunder is to be effective and in the absence of a specific recommendation contained in the CCIA Handbook, such accounting principles as are generally accepted in practice;

      (o) "Gross Revenue" means those revenues actually received by Earth Energy from or through the use of the Technology for extraction of oil from surface mines of tar sands or oil shale, as well as soil reclamation (other than for revenues received from or through Canwest or any of the Excluded Persons from the Excluded Persons Field of Use), including:

            (i) licensing fees from persons (other than Canwest and the Excluded Persons from the Excluded Persons Field of Use) of the use for the Technology;

            (ii) the purchase price for sales of Equipment to persons (other than Canwest and the Excluded Persons for use in the Excluded Persons Field of Use);

            (iii) lease and license fees for leases and licenses of Equipment to persons (other than Canwest and the Excluded Persons for use in the Excluded Persons Field of Use);

            (iv) fees for services provided to persons (other than Canwest and the Excluded Persons for use in the Excluded Persons Field of
                  Use) relating to the Technology; and

            (v) the sale of any territory, field of use or Technology or any part thereof (other than to Canwest or any Excluded Person in connection with the Excluded Persons Field of Use), less any refunds provided for returns or defects, shipping costs, insurance costs and other usual deductions directly related to revenues;

      (p) "Improvements" means any improvements, modifications, variations, refinements or additions to the Technology that enhance the production of oil from surface mines of tar sands or oil shale or improves the results of soil reclamation, as the same may be applicable to the Canwest Lands;

      (q) "License Agreement" means that License Agreement (Draft No. 6) between Earth Energy and West Peak, dated effective August 1, 2003;

      (r) "Non-Disclosure and Non-Use Agreement" has the meaning attributed to it in Section 6.1;

      (s) "Patents" means all current and future patents and all pending applications (and including patents which may issue as a result of such pending applications) for patents of Earth Energy or any Affiliate of Earth Energy in any country, including, without limitation, those specified in the definition of "Catalyst", to the extent that they cover inventions relating to the Technology, including Improvements;

      (t) "Process" means the processes described in the Catalyst patent applications and other know-how associated with the use of the Catalyst in conjunction with the Equipment to optimize commercial production of oil, including all Improvements thereto;

      (u) "Profits" means the net profits of Earth Energy in the applicable jurisdiction derived from the sale of Catalyst for use in tar sands separation by purchasers in the jurisdiction specified (other than for sales to Canwest and any Excluded Person for use in the Excluded Persons Field of Use), the calculation of which shall include the deduction of all costs and expenses associated with or attributable to such sales of Catalyst, including a reasonable allocation of:

            (i)   research and development costs;

            (ii) direct costs and expenses, including costs of raw materials and processing of the Catalyst;

            (iii) overhead  and general and  administrative  costs and  expenses incurred in the business relating to such sales of Catalyst;

            (iv)  advertising and marketing of the Catalyst,

                  and after deduction of any loss carry forward from previous years that has not already been deducted from any prior years' profits;

      (v) "Royalties" means all royalties that may be payable by Earth Energy to Canwest pursuant to Sections 3.2, 3.3 and 3.4;

      (w) "Royalty Rate" means, as applicable, an amount calculated as two and one-half (2.5%) percent of the Gross Revenue, or twelve and one-half (12.5%) percent of any Profits, as the case may be;


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

      (x) "Services Cost" means the costs and expenses of Earth Energy associated with its provisions of technical advisory and supervision services personnel to Canwest, which costs and expenses shall be payable at then current market rates for such services and also include all travel and lodging expenses of such personnel while travelling to and from and performing such services;

      (y) "Technology" means the Catalyst, the Equipment and the Process and/or any combination thereof; and

      (z)   "Term" means the term of this Agreement as set forth in Section 7.1.

1.2   Schedules

The following schedules are annexed to this Agreement and form a part hereof:

      Schedule "A"   List of Canwest Lands as at Effective Date

      Schedule "B"   Form of Non-Disclosure and Non-Use Agreement

1.3   Construction

In this Agreement, unless otherwise expressly stated:

      (a) references to a "party" or "parties" are references to a party or parties to this Agreement, and references to "herein", "hereby", "hereunder", "hereof" and similar expressions are references to this Agreement and not to any particular Article, Section, subsection, clause or Schedule;

      (b) references to an "Article", "Section", "subsection", "clause" or "Schedule" are references to an Article, Section, subsection, clause or Schedule of or to this Agreement;

      (c) references to dollar amounts are references to Canadian dollars, unless otherwise specified;

      (d) words importing the singular shall include the plural and vice versa, words importing gender shall include the masculine, feminine and neuter genders, and references to a "person" or "persons" shall include individuals, corporations, partnerships, associations, bodies politic and other entities, all as may be applicable in the context;

      (e)   the table of contents and the use of headings is for  convenience of
            reference   only  and  shall  not   affect   the   construction   or
            interpretation hereof;

      (f) the words "include," "includes" and "including" when used herein shall be deemed in each case to be followed by the words "without limitation";

      (g) where a word or phrase is defined, its derivatives or other grammatical forms have a corresponding meaning;

      (h) references to a statute, regulation or other legal enactment include all of its amendments and re-enactments; and

      (i)   time is of the essence.


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

1.4   Choice of Law

This Agreement, and each of the documents contemplated by or delivered under or in connection with this Agreement (to the extent no choice of law is specified therein), shall be governed by and construed in accordance with the laws of the Province of Alberta and the federal laws of Canada applicable therein (without reference to conflicts of laws principles).

1.5   Interpretation Not Affected by Party Drafting

The parties hereto acknowledge that their respective legal counsel have reviewed and participated in settling the terms of this Agreement, and the parties hereby agree that any rule of construction to the effect that any ambiguity is to be resolved against the drafting party shall not be applicable in the interpretation of this Agreement.

                                    ARTICLE 2
                        TERMINATION OF LICENSE AGREEMENT

2.1   Confirmation of Assignment

West Peak hereby represents and warrants (and acknowledges that Earth Energy and Canwest are relying upon such representations and warranties in entering into this Agreement) that:

      (a) West Peak has assigned all of its right, title and interest in and to the License Agreement to Canwest;

      (b)   West Peak retains no interest in or under the License Agreement;

      (c) Earth Energy may deal solely with Canwest in connection with any and all matters relating to the License Agreement; and

      (d) West Peak is not aware of anyone other than Canwest having any claim under nor has any person made any demand in connection with, the License Agreement.

2.2   Canwest Representations and Warranties

Canwest hereby represents and warrants to Earth Energy (and acknowledges that Earth Energy is relying upon such representations and warranties in entering into this Agreement) that as of the Effective Date:

      (a) Canwest is a corporation in good standing and has the requisite capacity, power and authority to execute this Agreement and to perform its obligations hereunder without seeking or obtaining the consent of any other person;

      (b) Canwest has not disposed, purported to dispose nor entered into any discussions with any third person to dispose of any of Canwest's rights or interests under or in connection with the License
            Agreement and it has good title to the License Agreement and all rights thereunder and every part thereof, free and clear of all encumbrances, liens, charges, mortgages, pledges, security interests, claims, preferential rights of purchase, options, royalties, or other third person interests or rights of any kind whatsoever;

      (c) Canwest has not sub-licensed any rights under or in connection with the License Agreement nor entered into any agreements or other obligations with any third person with respect thereto;


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

      (d) there are no unsatisfied judgments, claims, proceedings, actions, governmental investigations or lawsuits in existence, contemplated or threatened against or with respect to the License Agreement or the rights or obligations of Canwest thereunder or otherwise, directly or indirectly, in connection therewith; and

      (e) no consideration of any kind, actual or contingent, was paid or is owing or may be owing to any person for the transfer of West Peak's interest in the License Agreement to Canwest.

2.3   Earth Energy Representations and Warranties

Earth Energy hereby represents and warrants to Canwest (and acknowledges that Canwest is relying upon such representations and warranties in entering into this Agreement) that as of the Effective Date:

      (a) Earth Energy is a corporation in good standing and has the requisite capacity, power and authority to execute this Agreement and to perform its obligations hereunder without seeking or obtaining the consent of any other person;

      (b) Earth Energy has not disposed, purported to dispose nor entered into any discussions with any third person to dispose of any of Earth Energy's rights or interests under or in connection with the License Agreement or the Catalyst and it has good title to the License Agreement and all rights thereunder and every part thereof, free and clear of all encumbrances, liens, charges, mortgages, pledges, security interests, claims, preferential rights of purchase, options, royalties, or other third person interests or rights of any kind whatsoever;

      (c) there are no unsatisfied judgments, claims, proceedings, actions, governmental investigations or lawsuits in existence, contemplated or threatened against or with respect to the License Agreement or the rights or obligations of Earth Energy thereunder or otherwise, directly or indirectly, in connection therewith;

      (d) since August 12, 2003, there have been no circumstances or events which would, as of the date hereof, constitute a material adverse change in the business, affairs or operations of Earth Energy; and

      (e) that all material results from testing of the Catalyst prior to the Effective Date have been provided to Canwest or West Peak.

2.4   Termination of License Agreement

Except as set forth herein, the License Agreement and all rights and obligations thereunder or in connection therewith, including any obligations or liabilities that have or may have accrued and remain outstanding before the Effective Date and/or that accrue on or after the Effective Date, are all hereby terminated and at an end. Subject to Section 2.5, to the extent any payments or other benefits have been received by a party to the License Agreement prior to the Effective Date, the receiving party shall be entitled to retain the benefit therefrom, without further compensation to the party so paying or providing the payment or benefit, as the case may be.


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

2.5   Partial Survival of License Agreement

The parties acknowledge that notwithstanding the foregoing, Section 2.10 of the Licensing Agreement shall continue in full force and effect in so far as any payments are made or have been made, directly or indirectly, by Canwest to West Peak for transfer by West Peak of its interests in the License Agreement, provided that Earth Energy may seek compensation with respect to what is owed to it under Section 2.10 of the Licensing Agreement only from Canwest and Canwest agrees to make such payment to Earth Energy.

2.6   Mutual Release

Each party for themselves and their respective principals and agents, including present and future directors, officers and employees (collectively, the "Releasors" and individually a "Releasor") hereby remise, release and forever discharge each of the other parties hereto and their respective principals and agents, including present and future directors, officers and employees (collectively, the "Releasees" and individually a "Releasee") from any and all matters of action and actions, cause and causes of action, suits, dues, sums of money, claims and demands whatsoever at law or in equity, by contract or by statute, which each Releasor or any combination of Releasors ever had, now has, or can, shall, or may hereafter have, for or by reason of any act, omission, matter, cause or thing whatsoever relating to or arising out of in any way, directly or indirectly, the License Agreement or termination thereof, other than:

      (a)   for any payments by Canwest which are subject to Section 2.5; and

      (b)   any matters expressly set forth herein.

2.7   West Peak and Canwest Indemnity

West Peak and Canwest each agrees to indemnify and save harmless Earth Energy from and against any claims, demands, actions, causes of action, damages, losses, costs, liabilities and expenses which may be made or brought against Earth Energy or which Earth Energy may suffer or incur as a result of, in respect of or arising out of:

      (a) third person claims, with the exception of those related to intellectual property infringement in connection with the use of the Technology, arising, directly or indirectly, under or in connection with the License Agreement or by virtue of or through West Peak's and/or Canwest's rights thereunder;

      (b) any non-performance, non-fulfillment or breach of any covenant or agreement on the part of West Peak or Canwest, respectively, contained in this Agreement or in any document given in connection herewith in order to carry out the transactions contemplated hereby;

      (c) any misrepresentation, inaccuracy, incorrectness or breach of any representation or warranty made by West Peak or Canwest, respectively, contained in this Agreement or in any document given in connection herewith in order to carry out the transactions contemplated hereby; and

      (d) all costs and expenses, including legal fees on a solicitor and his own client basis, incidental to or in respect of the foregoing.


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

2.8   Earth Energy Indemnity

Earth Energy agrees to indemnify and save harmless each of Canwest and West Peak from and against any claims, demands, actions, causes of action, damages, losses, costs, liabilities and expenses which may be made or brought against it or which it may suffer or incur as a result of, in respect of or arising out of:

      (a) any non-performance, non-fulfillment or breach of any covenant or agreement on the part of Earth Energy contained in this Agreement or in any document given in connection herewith in order to carry out the transactions contemplated hereby;

      (b) any misrepresentation, inaccuracy, incorrectness or breach of any representation or warranty made by Earth Energy contained in this Agreement or in any document given in connection herewith in order to carry out the transactions contemplated hereby;

      (c) third person claims of intellectual property infringement relating to the use of the Technology and arising, directly or indirectly, in connection with the exercise by Canwest and/or West Peak of their respective rights hereunder or under the License Agreement, provided that Earth Energy shall be given prompt notice of such claim and the sole right to defend and settle same; and

      (d) all costs and expenses, including legal fees on a solicitor and his own client basis, incidental to or in respect of the foregoing.

2.9   Ownership of Improvements

Earth Energy shall own all Improvements. Canwest acknowledges and agrees that it is not entitled to develop and shall not undertake development of any Improvements without the prior written consent of Earth Energy. To the extent any Improvements do become vested in Canwest, through operation of law or otherwise, Canwest shall hold the same in trust for and on behalf of Earth Energy and forthwith upon the request of Earth Energy, transfer and assign title thereto to Earth Energy.

                                   ARTICLE 3
                         GRANT OF LICENSE AND ROYALTIES

3.1   Grant of License

Earth Energy, warranting that it has the right to do so, hereby grants to Canwest a limited license to:

      (a)   use and practice the Technology; and

      (b) sell the oil removed from surface mined tar sands and/or oil shale originating from the Canwest Lands,

as limited by the terms of this Agreement and to the extent necessary for Canwest to exercise its rights hereunder.

3.2   Canadian Royalties

Subject to Section 3.4, Earth Energy shall pay Canwest a royalty at the Royalty Rate on all Gross Revenues and Profits generated from use of the Technology in Canada and sales of Catalyst for use in Canada during the Term.


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

3.3   Central and South American Royalties

For consideration of Five Hundred Thousand United States Dollars ($500,000 USD) which must be paid in full prior to the end of the Term, Canwest shall be entitled to and Earth Energy shall pay to Canwest, subject to Section 3.4, a royalty at the Royalty Rate on all Gross Revenue and Profits generated from use of the Technology in Central and South America and sales of Catalyst for use in Central and South America during the Term. In the event that Canwest elects to exercise its right to receive Royalties under this Section 3.3, it may make payment of the $500,000USD consideration through set-off and forfeiture of the first $500,000USD in Royalties owing to it.

3.4   Excluded Persons and Excluded Persons Royalty

In order for a person to be considered an Excluded Person hereunder, Earth Energy shall provide written notice in advance to Canwest of the identity of such person and the fact that as and from the date of such notice, until otherwise determined, they shall be considered an Excluded Person. In the event any of the Excluded Persons carries on any commercial and business activities in Canada using the Technology other than in the Excluded Person's Field of Use (which, for greater certainty, is royalty free), then Earth Energy shall pay to Canwest a royalty calculated at one-half (1/2) of the Royalty Rate on all Gross Revenues related to such other activities and Profits related to such other activities earned by Earth Energy during the Term.

3.5   Payment of Royalties

All Royalties earned by Canwest during any fiscal quarter of Earth Energy during the Term shall be paid quarterly by Earth Energy to Canwest within thirty (30) days of the end of such quarter or, if such day is not a Business Day, then the next succeeding Business Day thereafter. Earth Energy shall be entitled to set-off from any Royalty payments any amounts owing to it by Canwest. Within thirty (30) days of completion of its annual financial statements, Earth Energy shall make a final calculation of all Royalties paid by it during the year and shall make whatever adjustments are necessary and shall provide a report of same to Canwest. In the event of an adjustment, the owing party shall make the necessary payment to the other party within fourteen (14) days from the date of notification of the adjustment.

3.6   Royalty Reports

Contemporaneously with payment of Royalties or, if no Royalties are payable for any quarter, then no later than the due date for Royalties had the same been payable, Earth Energy shall provide a written report to Canwest detailing how Royalties were calculated and including such information as Canwest may reasonably request in connection therewith.

3.7   GAAP

All Catalyst Costs, Equipment Costs, Service Costs, Royalties, Gross Revenue, Profits and other financial amounts set forth herein shall, wherever reasonable, be calculated using GAAP, and Earth Energy shall keep all relevant books and records relating thereto in sufficient detail to permit an accurate audit thereof.

3.8   Audit Rights

No more than once per fiscal quarter of Earth Energy during the Term, Canwest shall have the right on reasonable advance notice to Earth Energy, to attend at Earth Energy's premises (if necessary) during regular business hours on Business Days and to audit Earth Energy's relevant books and records solely for purposes of confirming an accurate calculation of Royalties. The costs of any such audit shall be bourne by and paid for by Canwest, unless it is determined that the Royalties audited were underpaid by Earth Energy at least ten (10%) per cent less than what was actually owing for such period, in which event Earth Energy shall pay such audit costs, together with the full amount of the Royalty shortfall.


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

3.9   Taxes

All payments to be made hereunder are subject to all applicable taxes, including sales, GST, VAT and any withholding taxes that may be applicable on any part of the transactions contemplated hereby. Each party represents and warrants to the other that as of the Effective Date it is a resident of Canada for purposes of the Income Tax Act (Canada).

                                    ARTICLE 4
                                  CANWEST LANDS

4.1   Catalyst Supply

Canwest may, at its discretion, elect to pay Earth Energy Three Hundred and Fifty Thousand Canadian Dollars ($350,000 CDN) for the right to purchase Catalyst at Catalyst Cost. If Canwest so elects, during the Term, Canwest shall be entitled to purchase from Earth Energy Catalyst at Catalyst Cost for use solely and exclusively on Canwest Lands for extraction of oil from surface mines tar sands and oil shale as well for soil reclamation of soil originating from such Canwest Lands. For greater clarification, Canwest shall not be entitled to process soil of, from or for third parties at Catalyst Cost and in order for soil to be considered as originating from Canwest Lands, it shall have been originally excavated from such Canwest Lands and not stored or moved there from some other lands.

4.2   Supply of Equipment

Earth Energy shall supply all necessary Equipment to Canwest and Canwest shall acquire from Earth Energy all Equipment needed for use on the Canwest Lands, all at Equipment Cost. Earth Energy agrees to train Canwest personnel on the proper and efficient use of the Equipment at Services Cost.

4.3   Earth Energy Services

Any use of the Catalyst at or on Canwest Lands shall only occur under the technical supervision of Earth Energy, in part to ensure compliance with Section
4.1.  All such  supervision  services  shall be paid for by Canwest at  Services
Cost.

4.4   Catalyst and Services Payments

Canwest shall pay Earth Energy in full within forty five (45) days of invoicing for all Catalyst purchased by it and services provided to it. Where there is a bona fide dispute on any amount invoiced, Canwest shall be entitled only to withhold the amount in dispute and in such event the parties shall work expeditiously and in good faith to resolve such dispute. Any late payment to Earth Energy not in accordance with the foregoing shall:

      (a) entitle Earth Energy, at its option, to suspend supply of Catalyst and/or services to Canwest; and

      (b) accrue interest at the rate of the prime commercial lending rate of the CIBC bank plus 4% per annum, compounded annually, until such time as such late payments and all accrued interest thereon have been paid in full.

                                   ARTICLE 5
                         ASSIGNMENT & TRANSFER OF RIGHTS

5.1   Offer To Sell Royalty Rights

If Canwest desires to dispose, except to an Affiliate, (the "Proposed Disposition") of any of its rights, obligations or interests under Sections 3.2 to 3.8 (the "Offered Rights") hereunder, it shall first offer the Offered Rights for sale to Earth Energy in accordance with Sections 5.1 to 5.5, inclusive.

5.2   Transfer Notice

Canwest shall give a written notice (the "Offer Notice") to Earth Energy of its intention to sell the Offered Rights. The Offer Notice shall set out:

      (a) the specific interests and, if applicable, obligations of Canwest that comprise the Offered Rights;

      (b)   reasons for the Proposed Disposition; and

      (c) all the fundamental terms of the Proposed Disposition, including the purchase price, the nature of consideration, the time within which the Proposed Disposition shall close, and any other material terms of the Proposed Disposition.

5.3   Purchase Notice

Earth Energy shall have fifteen (15) Business Days (the "Acceptance Period") following receipt of the Offer Notice, to elect to purchase all (but not less than all) of the Offered Rights upon the terms contained in the Offer Notice by giving written notice (the "Offer Purchase Notice") to Canwest accepting Canwest's offer as contained in the Offer Notice.

5.4   Failure To Purchase

If Earth Energy does not give the Offer Purchase Notice to Canwest within the Acceptance Period or it fails to close as contemplated in Section 5.5, then Canwest may negotiate with and sell to a bona fide third party purchaser the Offered Rights on terms which shall not be more favourable to such purchaser in any respect than those specified in the Offer Notice and Earth Energy shall be deemed to have consented to such assignment of rights. If no such sale is consummated with ninety (90) days following the end of the Acceptance Period, or the date on which Earth Energy failed to close as contemplated in Section 5.5, as applicable, the rights of Earth Energy provided for in this Article 5 shall revive in all respects. If Canwest completes a sale of the Offered Rights to a third party in accordance with the terms hereof, it shall provide to Earth Energy, and shall obtain enduring covenants from such third party purchaser prior to the completion of such sale to provide to Earth Energy, all documentation and other information requested by Earth Energy for it to determine, in its sole satisfaction, acting reasonably, all the terms and conditions relating to such sale.

5.5   Closing

It shall be a condition of the closing of the Proposed Disposition to Earth Energy for the benefit of Earth Energy, that Canwest has good right and lawful authority to sell the Offered Rights free and clear of all liens, encumbrances, charges, security interests, rights, claims and of any kind whatsoever.

5.6   Offer to Purchase Royalty Rights

If Canwest receives an offer to purchase (the "Offer") all or a part of its rights, obligations or interests under Sections 3.2 to 3.8 (the "Solicited Rights") from a bona fide third party offeror (the "Offeror") and Canwest desires to sell such Solicited Rights (the "Proposed Acceptance") it shall first offer the Solicited Rights to Earth Energy in accordance with Sections 5.6 to 5.10, inclusive.

5.7   Solicitation Transfer Notice

Canwest shall give a written notice (the "Solicitation Transfer Notice") to Earth Energy of its Proposed Acceptance, which Solicitation Transfer Notice shall set out:

      (a) the specific rights and, if applicable, obligations of Canwest that comprise the Solicited Rights;

      (b) all the fundamental terms of the Offer and Proposed Acceptance, including the purchase price, nature of the consideration, the time within which the purchase and sale shall take place, and any other material terms of the Offer and Proposed Acceptance;

      (c) the name and address of the Offeror together with an executed copy of such Offer; (d) all documentation and other information requested by Earth Energy necessary for it to determine, to its sole satisfaction, acting reasonably, that the Offer is bona fide and that the Offeror has the means to complete the purchase of the Solicited Rights and make payment therefor; and

      (e) confirmation from the Offeror that its Offer is subject to this Agreement.

5.8   Solicitation Purchase Notice

Earth Energy shall have the right for fifteen (15) Business Days (the "Solicitation Acceptance Period") following receipt of the Solicitation Transfer Notice, to elect to purchase all (but not less than all) of the Solicited Rights upon the terms contained in the Solicited Transfer Notice by giving written notice (the "Solicitation Purchase Notice") to Canwest accepting the offer of Canwest contained in the Solicitation Transfer Notice.

5.9   Failure To Purchase

If Earth Energy does not give to Canwest a Solicitation Purchase Notice within the Solicitation Acceptance Period or if the sale of the Solicited Rights to Earth Energy fails to close as contemplated in Section 5.10, then Canwest may complete the sale of the Solicited Rights, but not more or less than the Solicited Rights, to the Offeror on terms no more favourable in any respect than those specified in the Solicitation Transfer Notice and Earth Energy shall be deemed to have consented to such assignment of rights. If no such sale is consummated with ninety (90) days following the end of the Solicitation Acceptance Period, or the date on which Earth Energy failed to close as contemplated in Section 5.10, as applicable, the rights of Earth Energy provided for in this Article 5 shall revive in all respects. If Canwest completes a sale of the Solicited Rights to a third party, it shall provide to Earth Energy, and shall obtain enduring covenants from such third party purchaser prior to the completion of such sale to provide to Earth Energy, all documentation and other information requested by Earth Energy necessary for it to determine, to its sole satisfaction, acting reasonably, all the terms and conditions relating to such sale.

5.10  Closing

It shall be a condition of the closing of the sale of the Solicited Rights to Earth Energy for the benefit of Earth Energy, that Canwest has good right and lawful authority to sell the Solicited Rights free and clear of all liens, encumbrances, charges, security interests, rights, claims and of any kind whatsoever.

5.11  Consent to Assignment

Sections 5.1 - 5.10 do not apply to any transfer or sale of Canwest's rights, obligations or interests under this Agreement to an Affiliate where such a transfer or sale is for nominal consideration or where the consideration paid is substantially non-cash property or property that does not oblige the purchaser to pay cash consideration at the time of the transfer or sale or subsequently thereto.

5.12  Consent to Assignment

Canwest acknowledges that it may only assign any of its rights, obligations or interests under this Agreement, with the exceptions of those rights under Sections 3.2 to 3.8 (which are subject to Sections 5.1 through 5.11 with the prior written consent of Earth Energy, such consent not to be unreasonably withheld. Notwithstanding the foregoing, Earth Energy shall not withhold its consent to any assignment of its rights, provided that: (i) there are no reasonable grounds to conclude that such assignment will impair or reduce the likelihood that Earth Energy will receive payment under Article 4 (ii) the assignee provides reasonable representations, warranties and covenants to Earth Energy relative to its corporate existence, capacity and powers, and its ability to carry on business; and (iii) the assignee agrees to be bound by the terms hereof.

5.13  Consent to Transfer of Royalty Rights

In the case of a transfer of rights, obligations or interests under Sections 3.2 to 3.8 to a party other than an Affiliate of Canwest, such assignment shall be in accordance with Sections 5.1 to 5.11 of this Article 5.

5.14  Consent to Transfer Rights to Catalyst Purchases at Cost

In the case of a transfer of rights, obligations or interests under Article 4 and related license under Section 3.1, Canwest shall not be entitled to assign any such rights, obligations or interests, except and to the extent that Canwest Lands are transferred to an entity that is an Affiliate of Canwest, and in such case the transferred rights, obligations or interests shall only apply to the Canwest Lands so transferred or to lands subsequently acquired by such Affiliate where such subsequently acquired lands would meet the definition of "Canwest Lands" as if the Affiliate were Canwest. If at any time such entity is no longer an Affiliate of Canwest, then at such time the rights under Article 4 and related license under Section 3.1 shall terminate with respect to such entity.

5.15  Assignment Payment

In the event Earth Energy consents to an assignment by Canwest of some or all of its rights hereunder and in addition to any other rights Earth Energy might have, Canwest shall pay to Earth Energy:

      (a) in the case of an assignment of rights to receive Royalties derived from Canada, an amount calculated by the formula a/3 + (b-c), where:

            (i) a = the total consideration (whether cash or any other form of consideration) paid by the assignee to Canwest,

            (ii)  b = all  royalties  paid by  Earth  Energy  to  Canwest  under section 3.2 hereof, and

            (iii) c = the sum of $150,000 CDN plus any amount paid by Canwest to
                  Earth Energy under section 4.1 hereof,

            provided that where the remainder of b minus c is a positive number, the remainder shall be deemed to be zero.

      (b) in the case of an assignment of rights to receive Royalties derived from Central or South America, an amount calculated by the formula d/3 + (e-f), where:

            (i) d = the total consideration (whether cash or any other form of consideration) paid by the assignee to Canwest,

            (ii) e = all royalties paid by Earth Energy to Canwest under sections 3.3 and 3.4 hereof, and

            (iii) f = that amount paid or set-off by Canwest  under  section 3.3 hereof, to a maximum of $500,000 USD,

            provided that where the remainder of e minus f is a positive number, the remainder shall be deemed to be zero.

      Canwest covenants that, to the extent practicable, it shall arrange for Earth Energy's share of such assignment payment(s) to be made directly by the assignee to Earth Energy. Any payments made by the assignee shall be made first for the account of Earth Energy and second for the account of Canwest. Further, any payments received by Canwest shall be received first for the account of Earth Energy until Earth Energy is paid in full, and only then for the account of Canwest, and any such payments shall be held by Canwest in trust for Earth Energy.

This Section 5.15 does not apply to any assignment by Canwest to an Affiliate of Canwest, provided that such assignment is bona fide and any payments made to Canwest in connection with such assignment are for tax, accounting or similar corporate purposes and not primarily with a view to profit Canwest.

5.16  Continuing Canwest Obligations

Notwithstanding any assignment by Canwest of any rights, obligations or interests hereunder, Canwest shall remain liable for full performance of all of its obligations hereunder and under the Non-Disclosure and Non-Use Agreement, including relating to ownership of the Technology and confidentiality.

                                    ARTICLE 6
                                 CONFIDENTIALITY

6.1   Non-Disclosure Agreement

Canwest agrees to execute and deliver, all on the Effective Date, Earth Energy's form of non-disclosure and non-use agreement in the form attached hereto as Schedule "B" (the "Non-Disclosure and Non-Use Agreement).

6.2   Affiliates and Assignees

It shall be a condition of any assignment of any rights, obligations and/or interests hereunder that the assignee first execute and deliver to Earth Energy a Non-Disclosure and Non-Use Agreement. Prior to any Affiliate of Canwest being entitled to receive the benefit of any rights hereunder, such Affiliate shall first execute and deliver to Earth Energy a Non-Disclosure and Non-Use Agreement.

                                    ARTICLE 7
                              TERM AND TERMINATION

7.1   Term

The term (the "Term") of this Agreement shall commence on the Effective Date and continue until terminated on the earliest of:

      (a) the expiry of the last of any and all Patents anywhere in Canada or Central and South America (assuming rights to Royalties levied from Central and South America are acquired by Canwest and if not, then Canada only);

      (b) the day being thirty (30) days following delivery of written notice to Canwest that it is in material breach of this Agreement and provided such breach has not been fully cured or corrected prior to such day; and

      (c) any action or inactions by Canwest that constitutes: (i) a material breach of the Non-Disclosure and Non-Use Agreement; (ii) an attempt to "reverse engineer" any Technology not in the public domain; or
            (iii) any breach by Canwest of Section 4.3 or 5.1.

This Section 7.1 is subject to the arbitration provisions in Article 8.

7.2   Survival

The representation, warranties, covenants and other agreements contained in this Agreement and/or in other documents delivered in connection herewith shall not merge on and shall survive the closing of the transactions contemplated hereby. In addition, Articles 1, 2, 6, 8 and 10, and the Non-Disclosure and Non-Use Agreement shall survive any termination of this Agreement.

                                    ARTICLE 8
                                   ARBITRATION

8.1   Reasonable Commercial Efforts to Settle Disputes

If any controversy, dispute, claim, question or difference ("Dispute") arises with respect to this Agreement or its performance, enforcement, breach, termination or validity, the parties shall use all reasonable commercial efforts to settle the Dispute. To this end, they shall consult and negotiate with each other in good faith and understanding of their mutual interests to reach a just and equitable solution satisfactory to all parties. No express reference in this Agreement to the application of Article 8 to a provision hereof shall affect the general application of this Article 8 to all provisions hereof.

8.2   Arbitration

Except as is expressly provided in this Agreement, and subject to Section 10.12, if Earth Energy and Canwest do not reach a solution pursuant to Section 8.1 within a period of fifteen (15) Business Days following the first notice of the Dispute by any party to the others, then either party may, at its own election, refer the Dispute to arbitration in accordance with this Section 8.2 to be finally settled in accordance with the provisions of the Arbitration Act (Alberta), based upon the following:

      (a)   the arbitration tribunal shall consist of three (3) arbitrators, one
            (1) appointed by each of Earth Energy and Canwest and a third appointed by mutual agreement of the first two arbitrators; or in the event of failure to agree within ten (10) Business Days following the appointment of the second arbitrator, any party may apply to a judge of the Court of Queen's Bench of Alberta to appoint an arbitrator. The arbitrators shall be qualified by education and training to pass upon the particular matter to be decided;

      (b) the arbitrators shall be instructed that time is of the essence in the arbitration proceeding and, in any event, the arbitration award must be made within thirty (30) days of the appointment of the third arbitrator;

      (c) after written notice is given to refer any Dispute to arbitration, the parties will meet within fifteen (15) Business Days of delivery of the notice to arbitrate and will negotiate in good faith to agree upon the rules and procedures for the arbitration, in an effort to expedite the process and otherwise ensure that the process is appropriate given the nature of the Dispute and the values at risk, failing which, the rules and procedures for the arbitration shall be determined by the arbitrators or a majority of them;

      (d)   the arbitration shall take place in Calgary, Alberta;

      (e) except as otherwise provided in this Agreement or otherwise decided by a majority of the arbitrators, the fees and other costs associated with the arbitrators shall be shared equally by the parties and each party shall be responsible for its own costs;

      (f) the arbitration award shall be given in writing, shall provide reasons for the decision and shall be final and binding on the parties, not subject to any appeal, and shall deal with the question of costs of arbitration and all related matters;

      (g) judgment upon any award may be entered in any Court having jurisdiction or application may be made to the Court for a judicial recognition of the award or an order of enforcement, as the case may be;

      (h) all Disputes referred to arbitration (including the scope of the agreement to arbitrate, any statute of limitations, conflict of laws rules, tort claims and interest claims) shall be governed by the substantive law of Alberta and the federal laws of Canada applicable therein; and

      (i) the parties agree that the arbitration shall be kept confidential and that the existence of the proceeding and any element of it (including any pleadings, briefs or other documents submitted or exchanged, any testimony or other oral submissions and other awards) shall not be disclosed beyond the arbitrators, the parties, their counsel and any person necessary to the conduct of the proceeding, except as may lawfully be required in judicial proceedings relating to the arbitration or otherwise.

8.3   Continuing Relationship During a Dispute

In the event there is Dispute between the parties, the obligations and rights of the parties hereunder shall remain in force until settlement of the Dispute is reached, provided that the party against whom a grievance is alleged remains in good standing under the Agreement in all other respects and provided that the party alleging the grievance would not suffer irreparable harm due the continuation of the Agreement.

                                    ARTICLE 9
                      PRESERVATION OF INTERESTS OF CANWEST

9.1   Preservation and Maintenance of Patents

Earth Energy hereby provides to Canwest express authority and consent (but without any obligation on the part of Canwest to do so) to take any and all reasonable steps and actions, on its behalf or otherwise, necessary to preserve any Patents in existence, including but not limited to making whatever filings and payments are required to be made with any appropriate patent office, provided that such action:

      (a) is not contrary to law and will not cause an infringement or cannot reasonably be expected to cause an infringement of any other person's property rights;

      (b) will not be, directly or indirectly, materially adverse to the interests of Earth Energy unless such action of Canwest was made necessary by the negligence or wilful misconduct of Earth Energy, in which case this subsection shall be of no force and effect; and

      (c) will be at the sole expense of Canwest, unless such action of Canwest was made necessary by the negligence or wilful misconduct of Earth Energy, in which case all reasonable out-of-pocket costs of Canwest relating to such action shall be at the expense of Earth Energy.

In connection with the foregoing, a determination by Earth Energy to abandon any Patent shall not be deemed to be wilful misconduct or negligence.

9.2   Preservation of Right to Catalyst

Earth Energy covenants and agrees to use all reasonable commercial efforts to supply Catalyst and provide related services to Canwest pursuant to and subject to the provisions of Article 4, failing which Canwest shall have recourse to any and all remedies available to it under law to enable the supply of Catalyst to Canwest for uses and in amounts contemplated by Section 4 of this Agreement and on the basis of then current needs for such uses; provided also that such recourse shall be subject to all other terms of this Agreement.

9.3   Disclosure

Canwest acknowledges and agrees that, other than as provided for in Section 2.4(e), Earth Energy is not under any ongoing obligation to provide Canwest with any confidential information relating to the Technology, including research, development and testing related thereto. Earth Energy shall, however:

      (a) comply with its obligations under Section 4.2 to properly train Canwest personnel in the use of the Equipment;

      (b) in the event of Earth Energy's failure to supply Catalyst in accordance with Section 9.2, provide sufficient information to Canwest to permit the acquisition of alternative supplies of Catalyst in accordance with the terms of this Agreement; and

      (c) provide testing services to Canwest, at Services Cost, for samples of tar sands, oil shale and/or soil originating from Canwest Lands, to determine if there are any Improvements that might be applicable thereto and if so, to advise Canwest of what Catalyst is appropriate and what modifications, if any, should be made to the Equipment, the Process and/or to the operation of the Equipment, provided always that appropriate confidentiality obligations are in place and complied with by Canwest and third persons having a need to know such information.

9.4   Arbitration

This Article 9 shall be subject to the arbitration provisions in Article 8.

                                   ARTICLE 10
                                     GENERAL

10.1  Communications

All notices and other communications given in connection with this Agreement shall be in writing, and the respective addresses of the parties for the service of any such notices or other communications shall be as follows:

EARTH ENERGY                  Earth Energy Resources Inc.
                              #304 - 1590 Spall Rd.
                              Kelowna, British Columbia
                              V1Y 9W3

                              Attention: Mr. David Brough, CEO

                              Fax No.:  (250) 979-4378

With a copy to:               Borden Ladner Gervais LLP
                              1000, 400 Third Avenue S.W.
                              Calgary, Alberta T2P 4H2

                              Attention: Michael Rempel

                              Fax No.: (403) 266-1395

WEST PEAK and/or CANWEST      West Peak Ventures of Canada Ltd./Canwest
                              Petroleum Corporation
                              Suite 420 - 475 Howe St.
                              Vancouver, B.C. V6C 2B3

                              Attention: Mr. Tim Brock

                              Fax No.: (604) 606-7980


With a copy to:               Macleod Dixon LLP
                              3700, 400 Third Avenue S.W.
                              Calgary, Alberta T2P 4H2

                              Attention: Ms. LuAnne Morrow
                              Fax No.: (403) 264-5973

      All notices and communications given in connection with this Agreement shall be sufficiently given if addressed as aforesaid and either delivered by hand or by reputable courier service or mail to the intended recipient's address for service as set forth above, or sent by direct facsimile telecommunication to such party at its fax number as set forth above (with receipt confirmed). Any notice so given shall be deemed to have been given and received on the last Business Day on which it is presented during normal business hours at the address for service of the addressee thereof, or, in the case of a direct facsimile telecommunication, on the day on which it is transmitted if transmitted prior to or during normal business hours on a Business Day, or on the first Business Day following the day on which it is transmitted if transmitted otherwise. A party may change its address for service by giving written notice thereof to the other parties.

10.2  Entire Agreement

      This Agreement expresses and constitutes the entire agreement between the parties hereto with respect to the matters set forth herein and supersedes any previous agreements or understandings with respect to the matters set forth herein, including, without limitation, the letter from Ashif S. Merani, barrister and solicitor, on behalf of Earth Energy, dated June 10, 2004, addressed to West Peak and acknowledged and accepted by Canwest.

10.3  Amendment

This Agreement may be amended only by written instrument executed by Canwest and Earth Energy.

10.4  Transaction Costs

Each party shall be responsible for their own legal, accounting, evaluations and other transaction fess and costs incurred in connection with this Agreement.

10.5  Assignment

Canwest shall only be entitled to assign any rights or obligations under or in respect of this Agreement with the prior written consent of Earth Energy and subject to Article 5. Earth Energy shall be entitled to assign the whole or any portion of its interest in and in respect of this Agreement at any time, provided that it shall not thereby be relieved of its liability to Canwest for the performance of its obligations hereunder, unless Canwest otherwise agrees.

10.6  Enurement

This Agreement shall enure to the benefit of and be binding upon the parties and their respective trustees, legal representatives, receivers and permitted assigns.

10.7  Further Assurances

Each of the parties shall from time to time and at all times following the Effective Date, without further consideration, do and perform all such further acts and things, and execute and deliver all such further agreements, assurances, deeds, notices, releases and other documents and instruments, as may reasonably be required to more fully assure the intent and provisions of this Agreement.

10.8  Waiver

No failure by any party hereto to exercise, and no delay by any party hereto in exercising, any right, power or remedy hereunder shall impair any right, power or remedy which such party may have, nor shall such delay be construed to be a waiver of any such rights, powers or remedies or an acquiescence in any breach or default under this Agreement or in connection with the transactions contemplated hereby. No waiver of any breach or default hereunder of any party hereto shall be deemed a waiver of any default or breach subsequently occurring hereunder. Any agreement on the part of a party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party, and a waiver shall affect only the matter, and the occurrence thereof, specifically identified in the writing granting such waiver and shall not extend to any other matter or occurrence.

10.9  Severability

If any provision of this Agreement, or the application thereof, will for any reason and to any extent be invalid or unenforceable, the remainder of this Agreement and application of such provision to other persons or circumstances will be interpreted so as reasonably to affect the intent of the parties hereto. The parties further agree to replace such invalid or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of the invalid or unenforceable provision.

10.10 Other Remedies

Except as otherwise provided herein, any and all remedies herein expressly conferred upon a party will be deemed cumulative with and not exclusive of any other remedy conferred hereby or by law or equity on such party, and the exercise of any one remedy will not preclude the exercise of any other, provided however that the results of arbitration pursuant to Section 8.2 shall be binding on all parties.

10.11 Absence of Third Party Beneficiary Rights

No provision of this Agreement is intended, nor will be interpreted, to provide to create any third party beneficiary rights or any other rights of any kind in any client, customer, affiliate, shareholder, officer, director, employee or partner of any party hereto or any other person or entity unless specifically provided otherwise herein, and, except as so provided, all provisions hereof will be solely between the parties to this Agreement.

10.12 Specific Performance

The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement and/or the Non-Disclosure and Non-Use Agreement were not performed in accordance with their specific terms or were otherwise breached. The parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and/or the Non-Disclosure and Non-Use Agreement and to enforce specifically the terms and provisions thereof in court, in addition to any other remedy to which they are entitled at law or in equity.

10.13 Counterpart Execution

This Agreement may be executed in separate counterparts, and the executed counterparts shall together constitute one instrument and have the same force and effect as if all of the parties had executed the same instrument.

      IN WITNESS WHEREOF the parties have executed and delivered this Agreement effective the Effective Date.



WEST PEAK VENTURES OF CANADA LTD.          EARTH ENERGY RESOURCES INC.

Per:                                       Per:
      --------------------------------         --------------------------------

Per:                                       Per:
      --------------------------------         --------------------------------

CANWEST PETROLEUM CORPORATION

Per:
      --------------------------------


Per:
      --------------------------------

                                  SCHEDULE "A"

                 LIST OF CANWEST LANDS AS OF THE EFFECTIVE DATE



See attached.

                                  SCHEDULE "B"

                  FORM OF NON-DISCLOSURE AND NON-USE AGREEMENT

                           EARTH ENERGY RESOURCES INC.
                              #304 - 1590 Spall Rd.
                            Kelowna, British Columbia
                                     V1Y 9W3


March 4, 2005

Canwest Petroleum Corporation
Suite 420 - 475 Howe St.
Vancouver, British Columbia
V6C 2B3

Attention: Mr. Tim Brock

Dear Sirs:

Re:   Non-Disclosure and Non-Use Agreement

      Each party hereto (where the same is a discloser of Confidential Information, the "Owner") is considering disclosing to the other party (where the same is the recipient of Confidential Information, the "Receiving Party") in connection with the use and commercial exploration of Earth Energy Resources Inc.'s ("Earth Energy") catalyst, process and related equipment technology (collectively "Technology") including certain test, business and other information as may be determined by the Owner, for purposes associated with each party's respective business operations and as may be agreed to under separate agreement(s) (the "Permitted Use"). In the course of the Permitted Use it will be necessary to disclose to the Receiving Party certain Confidential Information and the parties wish to provide for the use of the Confidential Information by the Receiving Party solely for and limited to the Permitted Use and to confirm that the ownership of and all benefits to the Technology shall remain with Earth Energy.

      The term "Confidential Information" as used in this Agreement shall mean all information whether in oral, written, visual or other tangible or intangible form which has been or is in the future disclosed, directly or indirectly, to the Receiving Party, relating in any way, directly or indirectly, to the business of the Owner, including without limitation any business opportunities that may be available to the Owner and all financial information. With respect to Earth Energy as Owner, Confidential Information also includes information directly or indirectly relating to the Technology, including without limitation, any uses of or improvements to the Technology, as well as all Inventions (as defined below) in connection therewith. Confidential Information shall not include information which the Receiving Party establishes by clear and convincing evidence:

      (a) was already in the possession of the Receiving Party prior to August 1, 2003;

      (b) was in the public domain at the time the Receiving Party received or developed such information; or

      (c) becomes part of the public domain after receipt or development by the Receiving Party, through no act or omission on the part of the Receiving Party.

      Confidential Information which is specific is not deemed to be in the public domain merely because it is embraced by general knowledge in the public domain. Further, Confidential Information is not deemed to be within the public domain merely because its individual features are within the public domain, unless the combination of features or their nexus are in the public domain.

      The term "Inventions" as used in this Agreement shall mean all works, discoveries, concepts, work product and ideas, whether patentable or not, including but not limited to products, processes, prototypes, software, designs, methods, formulae and techniques, as well as improvements thereto or thereof and all "know-how" in connection with all thereof, as well as all patents, copyright, industrial design and other intellectual property rights therein and thereto, all whether conceived or developed by the Owner and/or the Receiving Party and which relate in anyway to any aspect, present or future, of the Confidential Information; provided however, it is the intent of this Agreement and the parties agree that any and all Inventions relating, directly or indirectly, to the Technology shall be owned solely by Earth Energy.

      The Owner is agreeable to making the Confidential Information available to the Receiving Party, subject to the following terms and conditions:

      1. The Receiving Party hereby acknowledges and agrees that the Confidential Information and all Inventions are and shall be the exclusive, valuable property of the Owner. The Receiving Party shall acquire no right or interest in or to the Confidential Information and no license or assignment is granted or to be implied herein, unless otherwise agreed to by the parties in a separate agreement.

      2. The Receiving Party agrees to keep secret and confidential any and all Confidential Information received and/or developed by it, together with all Inventions and not to divulge any such Confidential Information or Inventions, in whole or in part, directly or indirectly, to any third party, except as specifically permitted hereby.

      3. The Receiving Party agrees to refrain from using or drawing upon the Confidential Information, directly or indirectly, for any purpose other than the Permitted Use and with a view to assisting the Owner in its business and the Receiving Party shall not make any commercial or other use, directly or indirectly, of the Confidential Information or any Invention.

      4. Without limiting the Receiving Party's obligations hereunder, the Receiving Party covenants and agrees to perform such obligations using at least the same standard of care as it applies to its own confidential information, which standard, in any event, shall not be less than those professional standards used in the industry relating to the Permitted Use. The Receiving Party shall limit the availability of the Confidential Information within the Receiving Party's organization to only those of its employees, consultants and agents who have an absolute need to see and use it for the express and limited purpose of the Permitted Use and should any such disclosure be required, to inform each of the said employees, consultants and agents of the provisions of this Agreement and ensure through written agreement that they are also bound as a Receiving Party by the provisions hereof, with the Owner being named either as a party or as a third party beneficiary under such agreement.

      5. In the event that the Receiving Party or any of its representatives is requested or required by discoveries, interrogatories, requests for information or documents in legal proceedings, subpoena, civil investigative demand or other similar process, to disclose any of the Confidential Information, the Receiving Party shall provide Owner with prompt written notice of any such request or requirement so that Owner may seek a protective order or other appropriate remedy and/or waive compliance with the provisions of this Agreement. If, in the absence of a protective order or other remedy, the Receiving Party is nonetheless, in the opinion of counsel, legally compelled to disclose Confidential Information to any tribunal or else stand liable for contempt or suffer other censure or penalty, the Receiving Party, without liability hereunder, may disclose to such tribunal only that portion of the Confidential Information which such counsel advises is legally required to be disclosed, provided that the Receiving Party exercises all commercially reasonable efforts to obtain assurance that confidential treatment will be accorded that Confidential Information by such tribunal.

      6. In the event the Receiving Party decides not to proceed with further discussions pertaining to the Permitted Use or upon the request of the Owner, then the Receiving Party agrees to forthwith deliver to the Owner or permanently destroy all copies of documents, electronic records or other media containing or based upon or arising out of Confidential Information without retaining any copies thereof. The Receiving Party shall confirm in writing, certified by an officer of the Receiving Party where the same is a corporation, that all such documents, electronic records and other media have been delivered or destroyed, as the case may be.

      7. For greater clarification where Earth Energy is the Owner, all of the forgoing provisions and the provisions of this paragraph 7 concerning Earth Energy's Confidential Information shall also apply to and include, mutatis mutandis, the Technology, including without limitation all Inventions relating thereto, such that Earth Energy shall be the sole and exclusive owner of the Technology and all Inventions pertaining thereto and to the extent the same constitute Confidential Information, it shall be deemed to be Earth Energy
            Confidential Information. Any Inventions conceived or developed by the Receiving Party following disclosure of the Confidential Information shall be owned solely by the Owner and be forthwith disclosed by the Receiving Party to the Owner and the Receiving Party agrees to hold the same in trust for and on behalf of the Owner and forthwith upon request of the Owner, to execute and deliver any documents to the Owner and at the request and cost of the Owner, to take whatever other steps are so requested, in order to fully transfer any and all right, title or interest thereto to the Owner. The Receiving Party acknowledges and agrees that it shall make no claim of ownership or other entitlement to any right, title or interest in or to any Confidential Information or Invention or part thereof.

      8. Each party agrees that it shall not knowingly solicit or recruit the employees of the other party who are or were associated with the Permitted Use, without the prior written consent of such other party. The foregoing provisions of this paragraph 8 shall not restrict the right of either party to solicit or recruit generally in the media and shall not prohibit either party from hiring, without prior written consent, the other party's employee(s) who answer any general advertisement or who otherwise voluntarily apply for hire without having been personally solicited or recruited by the hiring party.

      9. The Receiving Party's obligations under this Agreement shall be in force from the date of this Agreement and continue in effect thereafter with respect to:

            (a) Confidential Information, until the specific information is no longer deemed to be Confidential Information in accordance with the provisions hereof;

            (b) Inventions, until one (1) year following the delivery to the Owner of the officer's certificate referred to in paragraph 6 hereof; and

            (c) solicitation or recruitment of the other party's employees, until the earlier of an employee leaving his or her employment (with respect only to such employee) and one (1) year following the delivery of the officer's certificate referred to in paragraph 6 hereof.

      10. The Receiving Party agrees that if it commits a breach, or threatens to commit a breach, of any of the provisions of this Agreement, then the Owner has the right to have the provisions of this Agreement specifically enforced by any court having jurisdiction, it being acknowledged and agreed that any such breach or threatened breach will cause irreparable injury to the Owner and that money damages may not provide an adequate remedy to the Owner. If a breach occurs and is not wholly remedied by specific enforcement of this Agreement, the Receiving Party agrees to compensate the Owner for any adverse consequences that result, directly or indirectly, from the breach.

      11. No representation or warranty of any kind is made with respect to the accuracy, completeness or suitability for a particular purpose of the Confidential Information or of any Inventions and the same is provided hereunder on an "as is" basis.

      12.   This  Agreement  shall  not be  construed  as  creating  an  agency,
            partnership,   joint  venture,  teaming  or  other  formal  business
            relationship between the parties.

      13. This Agreement is governed by and construed in accordance with the laws of the Province of Alberta applicable to agreements to be performed entirely within the Province of Alberta. Each of the parties hereby irrevocably attorns to the jurisdiction of the courts of the Province of Alberta.

      14. The Receiving Party shall not be entitled to assign any of its obligations under this Agreement without the prior written consent of the Owner, which consent the Owner may withhold in its discretion. The Owner shall be entitled, without the prior consent of the Receiving Party, to assign any or all of its rights, powers or privileges under this Agreement.

      15. This Agreement contains the entire agreement between the parties concerning the confidentiality and Permitted Use of the Confidential Information and ownership of the Inventions and no modification of this Agreement or waiver of its terms and conditions is binding upon us unless approved in writing and signed, in the case of modification, by each of the Owner and the Receiving Party and in the case of waiver, by the party so waiving.

If you agree with the foregoing, please indicate your acceptance by signing the enclosed duplicate copy of this letter agreement and returning it to us.

Yours truly,

EARTH ENERGY RESOURCES INC

Per:
     -------------------------------

Name:
      ------------------------------

Position:
          --------------------------



ACCEPTED AND AGREED to this 4th day of March, 2005



CANWEST PETROLEUM CORPORATION

Per:
     -------------------------------

Name:
      ------------------------------

Position:
          --------------------------